UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   June 22, 2012

_________________________

(Exact Name of Registrant as Specified in Charter)

Nevada	333-56262	88-0482413
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

15225 N. 49th Street Scottsdale, Arizona	85254
(Address of Principal Executive Offices)	(Zip Code)

(602) 595-4997
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

On June 22, 2012, James G. Ricketts, Ph.D. resigned as a member of the Board of Directors of El Capitan Precious Metals, Inc. (the “Company”), including all board committees on which he served, and from his positions as Corporate Secretary and Director of Public Relations and Shareholder Communications, effective immediately, to attend to personal matters.

Item 8.01	Other Events

In conjunction with the resignations disclosed in Item 5.02 of this Form 8-K, which disclosure is incorporated by reference into this Item 8.01, James G. Ricketts, Ph.D. notified the Company that, since April 2011, an aggregate of 9,689,274 shares of the registrant’s common stock owned by him were pledged to a third party as collateral in a real estate project. Mr. Ricketts further notified the registrant that he believes several million of such shares have been sold by such third party without his approval or knowledge, and in violation of his agreement with such third party, but that he has not yet been able to confirm the details regarding the number of shares actually sold and the timing of such sales.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL CAPITAN PRECIOUS METALS, INC.

	By:	/s/ Charles C. Mottley
Date: June 22, 2012		Name: Charles C. Mottley
Title: Chief Executive Officer